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                                                                    EXHIBIT 23.3

                      CONSENT OF CIBC WORLD MARKETS CORP.


The Board of Directors and Shareholders
Micron Electronics, Inc.:

     We hereby consent to the use in the Registration Statement of Micron Electronics, Inc. on Form S-4 and in the Joint Proxy Statement/Prospectus of Micron Electronics, Inc. and Interland, Inc., which is part of the Registration Statement, of our opinion dated March 22, 2001 appearing as Annex B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein.


                                       /s/ CIBC WORLD MARKETS CORP.

                                      CIBC WORLD MARKETS CORP.
New York, New York
May 17, 2001